Exhibit 99.1

COMMERCE BANCSHARES, INC. ANNUAL MEETING
Transcript of Presentation by
David W. Kemper Chairman & CEO
9:30 AM Wednesday
April 16, 2003

Mr. David W. Kemper:

     Thank you for coming. This is a really special meeting to us in this beautiful new space. This is about the 100th anniversary of the Commerce Trust Building. It was a $45 million renovation. I want to particularly congratulate my brother, Jonathan Kemper, and Buzz Willard of Tower Properties, for this was really a very difficult and complicated project to get done and a very successful one. We’re actually sitting in the light well of the old building. We added about 50,000 square feet and we now have our major computer center in this building. We will have a slide on that later in the presentation. We think it’s a very significant investment for us. We couldn’t have done it without the historical tax credit program, both at the federal and state level. It’s an example of how these credits work in Missouri to rejuvenate the downtown areas. I see that of projects in both Kansas City and St. Louis, it’s allowed us to continue our main operating centers in the downtown area.

     In Kansas City, we have a strong commitment to keep the core of Kansas City strong. My brother Jonathan has led the charge on the new public library across the street from this building, which you can see is going up, and there are a lot of very good signs, even in the current real estate market of what is happening in the core of Kansas City. And if you haven’t seen the new “old” lobby, in this building you really ought to go through that, because it’s spectacular.

     I will now give a presentation on last year and an overall view of what’s going on in the Company. This slide is a capsule of your Company, operating in three states with our big hubs in Kansas City and St. Louis. We continue to use the phrase “Super Community Bank,” which is very focused on the communities. While we have the size and resources to have sophisticated products, and we’ll talk about some of our success in those areas, Kansas City and St. Louis continued to be our largest hubs.

     We’re very proud of our record over the last five years. It’s been a sustained performance. You can see on this slide those numbers on the top talking about growth in our basic business. We are very focused on organic growth. By that I mean, growth within our own organization. Although we continue to look at opportunities to buy other banks, we think that really internal growth is a much better way to go, and that has been our focus. We still have significant ability to grow in the markets we’re in, and will continue to do more business on a regional basis in places like Des Moines, Omaha, Tulsa, and Denver, those vital markets next to us.

     In the last year as this slide shows, we have really focused on using that internal growth to build volume in our core businesses, while really tuning our expense structure, and maintaining asset quality, all in a very difficult kind of credit environment. The bottom part of the slide talks about what we’re doing, and I think one of the key strengths of your Company is the culture in the organization. We rolled out an advertising program last year on this “Ask, Listen and Solve”, which is an expansion of our mission statement. Again, it’s really trying to reflect who we are as a responsive financial service organization.

     Also you see pictures around in this room. There’s one in the back called The Big Picture, which is a company-wide program we used to talk with our employees about how we make money, what our mission is, who our customers are. It was very well received and we think it really gets our employees all on the same page, understanding our business better.

     So we see that having this kind of sales culture and responsiveness within the organization, while still maintaining very competitive technology and cost structures, should be a good combination and enable us to remain a very competitive financial organization. On the technology side, we continue to make improvements to this area. We think we have one of the best internal communication systems in the banking industry, and that architecture has allowed us to improve our information on our customers.

     At the same time, we see our first mission as risk managers. This next slide talks about asset quality. It’s clearly been a very unusual credit environment in the last couple of years following a period of very low loan losses in the industry for about ten years. Our loans losses, these past several years, are up a little, primarily in the consumer side, and there is more risk in the economy with the recent weakness over the last couple of years, but it’s something that we’re paying attention to.

     This is a slide that I show every year. It shows growth in transaction and retail households and we have seen tremendous growth in these households over about a ten-year period, but leveling out last year. We have a goal to be the dominant retail bank in St. Louis and Kansas City. We certainly are the leader in Kansas City and we’re not that far behind in St. Louis, although the markets are still relatively fragmented. We see much of this growth from just the addition of basic checking accounts, which we see as an entry-level product with our customers.

     This slide shows some of the other ways we are expanding our retail franchise and the ability to have a larger customer base. We now have about 650,000 checking account customers, which then allows us to sell other products. This slide also shows some of the figures on the penetration rates of several of our products. We recently did a new upgrade to our on-line banking system. Many of you probably use this system, which is very fast and customer friendly, and we’re getting very good penetration in that area.

     A major project we have going on this year is full system conversion to check imaging. This is a significant investment of over $10 million; it has a reasonable payback, but as importantly, it’s essential for us to remain competitive and give good service to our customers. As more and more of everything goes electronic, actual check writing in the country has been declining at about 6 percent a year for the last three years, which is really a watershed event. So in order to satisfy people who are writing fewer checks, we have to get them into digital form and enable us to deliver statements electronically. This will not only allow us to provide better service for our customers but also will provide us with new cost savings which can be big.

     At the same time, our business is, as you know, primarily retail and middle market commercial. We’re working very hard to expand our commercial relationships, and although a lot of them start with credit, it really goes way beyond. When we talk about focusing on total financial solutions for our customers, a lot is built around the payment system.

     This slide on commercial fees shows you the extent of some of our non-credit services; how important they are especially in a slow credit demand market, which we have right now. This shows some of the other products that we’re offering which have expanded strongly over the last five years.

     You probably saw in our annual report over the last three or four years, we started talking about our most important franchise, the payment system. It’s not just checking accounts, but it includes electronic payment systems, credit cards, products that enable remittances.

     This slide is one of our largest customers, Enterprise Rent-A-Car, actually now the largest car rental company in the world, based in St. Louis, and we do a lot of their payment system solutions. This has been a big success for us with our business check card, which allows them to get things done very efficiently with customized reporting.

     The third leg of our business is money management. We, in the last several years, have really expanded our private banking, which is catering to more affluent individuals. Private banking is outside of asset management and includes providing total financial solutions including lending solutions. We have expanded that business significantly in St. Louis and are ramping that up in Kansas City and have met with very good success. We think that it very much fits our community banking approach.

     Obviously, the stock markets have been a pretty tough place to be the last several years and this has impacted our performance as money managers. However we have continued to exceed peer group performance in this area. We think we offer a lot of value going forward; especially with our ability to provide good solid advice on investments and asset allocations. So we think we’re well positioned with the strong demographics in the country over the next 10 to 15 years.

     This slide shows how our customers transact business with us through our various points of contact. The big change you can see is the volume that goes through our tellers. Over the last six years, teller volume has gone from 55 to 29 percent. The chart shows ATM volume is still very significant, but our customers’ use of telephone, computer, and check card has expanded tremendously over that period. So clearly, the market is saying they want more of these kinds of enhancements, and we’re working very hard to do that. We think that it’s essential that we have to be competitive with everybody; the top people in the payment business, and we’re investing significantly and getting very good results.

     This next slide is an interesting one. In this building we are in today, we moved our new mainframe operations into last spring from IBM. We were doing a lot of our main application processing on IBM’s computers in Boulder, Colorado, but with the cost of servers and other computer devices having come down so much, my brother Jonathan, Tom Cook and Bob Rauscher really studied this and realized that when our contract was up, we could move that operation back in-house, and cut our costs. The slide here shows that we ended up with an annual savings of about $7 million internally and also got much better turnaround time on our processing of data. These are large applications that have to run every day. It’s essential that they’re run timely so our customers in the morning can get their balances. Now customers are getting those reports two and three hours earlier, as I said, at about half the cost, and that operation is going on in this building right now.

     It’s interesting, although this is a 1905 building, it’s a very well-built building. We think, God forbid if there’s a tornado or other disastrous event, that this is actually one of the last buildings that’s going to have problems, so this is good for a data center type operation. We can arrange tours at some point, if people want to see that operation.

     We have said that our major asset, our most important asset, is our people, being a financial service business, and I’m very proud of our team. I think we have the strongest team we have ever had. We continue to attract some very fine talent from outside of our Company, with some of the bank consolidations, as well as having a very seasoned group that have worked together for a number of years. We really are working very hard on communications. I talked about culture, so that the whole Company understands who we are and what we’re about.

     We have also, as you can see, gone to heavier incentive compensation over the last ten years. We think it’s a great strength that there’s very large employee ownership of our stock.

     We released our earnings yesterday, and I’ll briefly go over those. In general, you’ve probably seen a number of bank earnings releases this week. They have been pretty good, up in the 5 to 10 percent range. It’s a very unusual environment right now with extremely low interest rates. It’s very rare that you have the Federal Funds rate at one-and-a-quarter percent, almost a point below what the inflation rate is. That can’t go on forever, but it’s certainly been going on for quite awhile. That puts a lot of pressure on the banking industry, because our deposits are not worth as much, especially our checking deposits where you can’t lower those rates. So we’re having some pressure on the net interest margin and we’re not having a lot of loan demand.

     You can see loans are up from a year ago, but actually, investments have gone up quite a bit, so we have quite a bit of liquidity right now. Also we run a very strong capital base at one billion four hundred and twenty-eight million dollars.

     Actual income for the year was $47.2 million, and I should mention that this is the first quarter that we are now expensing stock options, and we will be doing that going forward. These figures are restated to reflect the cost of the options in both the first quarter 2002 and 2003. You can see earnings per share were up about 8 percent and actual earnings were up about 4 percent.

     This next slide just gives you a capsule of how we’re doing against the industry. This data is for 2002. We don’t have the numbers for the first quarter, but we continue to outperform the industry on our return on assets significantly. Our return on equity is very competitive even though we’re running a stronger capital base. You can see that our net yield on earning assets is a little better than the industry and our charge-offs are significantly better.

     This slide showing growth in EPS and stock price is one all of our shareholders are always very interested in, in that it shows how we have been doing. I say to our senior management group, that we’re really graded on how we can grow long-term earnings per share, so this gives you a capsule of what has happened over the last ten years. Earnings per share has been going up about 11 percent. The stock price, has been up and down, although primarily up. Bank stocks have been a very good place to be in the market, as we all know, the last five years, but long run, bank stocks should, like any stock, reflect what the long-term earnings per share growth is.

     We’re trading right now at about a little over 12 times this year’s earnings, which is actually a slight premium to our peers, but still a fairly low multiple compared to most stocks. We think the growth rate in bank stocks, growth rate in earnings, just like most companies, is not going to be as robust in the next ten years as it was in the last ten years. However, even in that 8 to 10 percent range, that’s a very favorable relationship between multiple and earnings growth, especially when we have very strong predictability. When you look at consistent earnings being up, there are very few industries or companies that have had that. This slide just points out that we have outperformed the S&P 500, as most bank stocks have, certainly over the short run and over the last 10 years, too.

     Again, this slide talks about the fact that over the last ten years, we have had the earnings per share growth, and we have also had revenue growth. We think that it is very important for the health of the organization to see that top line revenues grow. I think that’s going to be a challenge this year with a weak economy. I think the issue we’re wrestling with is loan demand. This part of the country has been in more of a recessionary environment than the country as a whole, so Missouri for instance seems to be bouncing back a little slower than some other parts of the country. That dampens commercial loan demand. Retail asset quality seems to be holding up well, but we’re just not having the commercial loan demand that we expected by this time.

     So that concludes my presentation. As I said, we are very proud of what we did in 2002. We’re expecting a good 2003, although it’s going to be a tougher operating environment and a lot depends on the external environment, what happens on interest rates, and how rapidly the economy moves back.

     Now, I would be glad to open this up to questions, either if you have any questions for KPMG, our external auditors, or myself about the Company or about the presentation.

     No questions. Thank you very much for coming and thanks again for your support.

Forward Looking Information

This information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts. Such statements are based on current beliefs and expectations of Commerce’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.